EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT dated as of August 15, 2007 (the “Fourth Amendment”), is executed by and among WINMARK CORPORATION, a Minnesota corporation (the “Company”), WINMARK CAPITAL CORPORATION, a Minnesota corporation (“WCC”), WIRTH BUSINESS CREDIT, INC. (formerly known as Winmark Business Solutions, Inc.), a Minnesota corporation (“WBC”), GROW BIZ GAMES, INC., a Minnesota corporation (“Grow-Biz” and, together with the Company, WCC and WBC, the “Loan Parties” and individually and without distinction, a “Loan Party”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS

A.            The Loan Parties and the Lender are parties to that certain 364-Day Revolving Credit  Agreement dated as of September 30, 2004, as amended by that certain First Amendment to 364-Day Revolving Credit Agreement dated as of August 25, 2005, that certain Second Amendment to 364-Day Revolving Credit Agreement dated as of March 31, 2006, and that certain Third Amendment to 364-Day Revolving Credit Agreement dated as of May 19, 2006 (as amended, supplemented or modified, the “Credit Agreement”).

B.            The Loan Parties have requested, and the Lender has agreed, pursuant to Section 6.4 of the Credit Agreement, to increase the Commitment from Twenty Million and 00/100 Dollars ($20,000,000.00) to Twenty-five Million and 00/100 Dollars ($25,000,000.00) (the “Commitment Increase”).

C.            In accordance with the requested Commitment Increase, the Loan Parties and the Lender wish to amend the Credit Agreement pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties and the Lender hereby agree as follows:

AGREEMENTS

1.             DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.

2.             AMENDMENTS.

2.1.          Amended Definitions.  Section 1.1 of the Credit Agreement is hereby amended as follows:

2.1.1        Commitment.  The definition of “Commitment” is hereby amended in its entirety to read as follows:

“Commitment”:  The Lender’s commitment to make Loans, and to issue Letters of Credit, under this Agreement, as reduced from time to time pursuant to Section 6.3.  The amount of the Lender’s commitment to make Loans is $25,000,000.

2.1.2        Termination Date.  The definition of “Termination Date” is hereby amended in its entirety as follows:

“Termination Date”:  The earlier to occur of (a) March 31, 2012, or (b) such other date on which the Commitment terminates pursuant to Section 13.

2.2.          Increase of Commitment.  Section 6.4(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

6.4           Increase of Commitment.

(a)           Provided no Unmatured Event of Default or Event of Default has occurred and is continuing, upon written notice from the Company to the Lender, the Loan Parties may from time to time request an increase in the Commitment by an amount (for all such requests) not exceeding $10,000,000; provided that any such request for an increase shall be in a minimum integral amounts of $5,000,000; and provided, further, that in no event shall the Commitment exceed $25,000,000.

2.3.          Note.  All references in the Credit Agreement to the Note in the form of Exhibit “A” to the Credit Agreement shall be deemed to be references to the Second Amended and Restated Note in the form of Exhibit “A” attached hereto and made a part hereof (the “Replacement Note”).

3.             CONDITIONS PRECEDENT.  This Fourth Amendment shall become effective as of the date above first written after receipt by the Lender of, or compliance by the Loan Parties with, the following:

3.1.          Fourth Amendment.  This Fourth Amendment duly executed by each Loan Party.

3.2.          Replacement Note.  The Second Amended and Restated Note dated as of August 15, 2007 in the maximum principal amount of Twenty-five Million and 00/100 Dollars ($25,000,000.00), duly executed by each Loan Party and made payable to the order of the Lender, in the form of Exhibit “A” attached hereto.

3.3.          Authorization Documents.  For each Loan Party, resolutions of its board of directors (or similar governing body) approving and authorizing each Loan Party’s execution, delivery and performance of this Fourth Amendment, the Replacement Note and the related Loan Documents to which it is a party and the transactions contemplated thereby.

3.4.          Amendment Fee.  The Borrower agrees to pay to the Lender an amendment fee in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00), due and payable upon the execution and delivery of this Fourth Amendment by the Borrower to the Lender.

This fee satisfies the Loan Parties’ obligations pursuant to Section 5.2(c) of the Credit Agreement.

3.5.          Opinions of Counsel.  Opinions of counsel for each Loan Party, satisfactory in form and substance to the Lender.

3.6.          Other Conditions.  The Loan Parties shall have satisfied such other conditions as specified by the Lender, including the delivery of such other documents, certificates and resolutions as the Lender may reasonably request.

4.             REPRESENTATIONS AND WARRANTIES.  Each Loan Party hereby certifies, represents and warrants to the Lender on the date hereof after giving effect to this Fourth Amendment that:

4.1.          Authorization.  Each Loan Party is duly authorized to execute and deliver this Fourth Amendment, the Replacement Note and each other Loan Document executed by such Loan Party in connection therewith (the “Amendment Documents”), and is and will continue to be duly authorized to borrow monies under the Credit Agreement and to perform its obligations under the Credit Agreement and each other Loan Document.

4.2.          No Conflicts; No Consent.  The execution and delivery of this Fourth Amendment and the performance by any Loan Party of its obligations hereunder and the Amendment Documents to which it is a party do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law,  (ii) the charter, by-laws or other organizational documents of such Loan Party, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Loan Party or any of its properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Lender created pursuant to the Collateral Documents).

4.3.          Validity and Binding Effect.  Each of the Fourth Amendment and each Amendment Document is a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.4.          Compliance with Credit Agreement.  The representation and warranties set forth in Section 9 of the Credit Agreement are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Lender and except for such changes as are specifically permitted under the Credit Agreement.

4.5.          No Event of Default.  No Unmatured Event of Default or Event of Default has occurred and is continuing.

5.             AFFIRMATION OF CREDIT AGREEMENT; FURTHER REFERENCES; AFFIRMATION OF SECURITY INTEREST.  The Lender and each Loan Party each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Fourth Amendment.  Each Loan Party confirms to the Lender that the Obligations are and continue to be secured by the security interest granted by the Loan Parties in favor of the Lender under the Collateral Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Company or any other Loan Party under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by each Loan Party.

6.             GENERAL.

6.1.          Governing Law; Severability.  This Fourth Amendment and each Amendment Document shall be a contract made under and governed by the internal laws of the State of Minnesota applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.  The provisions of Section 15.17 and 15.18 of the Credit Agreement are hereby incorporated herein by reference.  Wherever possible each provision of this Fourth Amendment and each Amendment Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fourth Amendment or any Amendment Document shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment or such Amendment Document.

6.2.          Successors and Assigns.  This Fourth Amendment shall be binding upon each Loan Party, the Lender, and their respective successors and assigns, and shall inure to the benefit of each Loan Party and the Lender, and the successors and assigns of the Lender.

6.3.          Expenses.  The Loan Parties, jointly and severally, shall pay all reasonable costs and expenses in connection with the preparation of this Fourth Amendment and the Amendment Documents including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent of the Lender.  The Loan Parties shall pay any and all stamp and other taxes, UCC search fees, filing fees and other reasonable costs and expenses in connection with the execution and delivery of this Fourth Amendment and the Amendment Documents, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

6.4.          Counterparts.  This Fourth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

WINMARK CORPORATION,
a Minnesota corporation

By:	/s/ Brett D. Heffes
Name: Brett D. Heffes
Title: Chief Financial Officer and Treasurer

WIRTH BUSINESS CREDIT, INC.,
formerly known as Winmark Business Solutions, Inc., a Minnesota corporation

By:	/s/ Brett D. Heffes
Name: Brett D. Heffes
Title: Chief Financial Officer and Treasurer

WINMARK CAPITAL CORPORATION,
a Minnesota corporation

By:	/s/ Brett D. Heffes
Name: Brett D. Heffes
Title: Chief Financial Officer and Treasurer

GROW BIZ GAMES, INC.,
a Minnesota corporation

By:	/s/ Brett D. Heffes
Name: Brett D. Heffes
Title: Chief Financial Officer and Treasurer

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Peter N. Pricco
Name: Peter N. Pricco
Title: Vice President

EXHIBIT A

FORM OF NOTE

SECOND AMENDED AND RESTATED NOTE

August , 2007
$25,000,000	Minneapolis, Minnesota

The undersigned, jointly and severally, for value received, promise to pay to the order of LaSalle Bank National Association (the “Lender”) at the principal office of LaSalle Bank National Association in Minneapolis, Minnesota the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

The undersigned, jointly and severally, further promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America.

This Second Amended and Restated Note amends and restates that certain Amended and Restated Note dated June 6, 2006, in the original principal amount of $20,000,000 issued by the undersigned to the order of the Lender (the “Prior Note”).  It is expressly intended, understood and agreed that this Second Amended and Restated Note shall replace the Prior Note as evidence of such indebtedness of the undersigned to the Lender, and such indebtedness of the undersigned to the Lender heretofore represented by the Prior Note, as of the date hereof, shall be considered outstanding hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned’s obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this Second Amended and Restated Note.

This Second Amended and Restated Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the 364-Day Revolving Credit Agreement, dated as of September 30, 2004, as amended by that certain First Amendment to 364-Day Revolving Credit Agreement dated as of August 25, 2005, that certain Second Amendment to 364-Day Revolving Credit Agreement dated as of March 31, 2006, that certain Third Amendment to 364-Day Revolving Credit Agreement dated as of May 19, 2006, and that certain Fourth Amendment to 364-Day Revolving Credit Agreement dated as of August     , 2007 (as amended, supplemented or modified, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned and the Lender, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Second Amended and Restated Note may or must be paid prior to its due date or its due date accelerated.

This Second Amended and Restated Note is made under and governed by the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State.

WINMARK CORPORATION	GROW BIZ GAMES, INC.

By:	By:
Name:	Name:
Title:	Title:

WIRTH BUSINESS CREDIT, INC.	WINMARK CAPITAL CORPORATION

By:	By:
Name:	Name:
Title:	Title: